                                                                   Exhibit 10.30

                            LOTTERY ENTERPRISES, INC.

                                       and

                            IGOR, THE WATCHDOG CORP.

                               SERVICES AGREEMENT

This Agreement is between Lottery Enterprises, Inc. (hereinafter referred to as "LEI") and IGOR, The Watchdog Corp. (hereinafter referred to as "IGOR").

WHEREAS, the parties hereto desire to enter into an Agreement for IGOR to provide for the installation and service of instant ticket vending machines (ITVM's) in Illinois;

Now, therefore, in consideration of the respective agreements of the parties hereto, LEI and IGOR agree as follows;

IGOR shall provide warehouse locations in Tinley Park and Springfield for distribution and installations of ITVM's.

IGOR shall provide for the installation of ITVM's.

IGOR shall provide ITVM training for agents and lottery personnel. including training new employees and refresher training to existing employees.

IGOR shall provide for the servicing of the ITVM's in accordance with the procedures set forth in the ITR-7500 ITVM Technical Manual provided by LEI.

IGOR shall provide monthly quarterly preventive maintenance and customer service visits; as well as delivery of supplies, as needed, for the ITVM's.

Should the Illinois Lottery exercise its option to choose a six (6) days per week service availability schedule, it is understood that the preventive maintenance schedule shall be altered to provide for preventive maintenance service to each ITVM every 60 calendar days.

IGOR shall provide statewide dispatch services.

IGOR shall provide use of their warehouse and depot facilities.

IGOR shall provide limited data processing services.

IGOR will provide personnel to staff the Retailer Support/Dispatch Department.

IGOR will provide one (1) LEI trained technician for every 130 ITVM's in Illinois.

IGOR will guarantee a response time of four hours for critical calls from the time a technician is dispatched to the time the technician arrives at the agent location. Non-critical service calls will be closed out within 24 hours. All service calls bring a follow-up call by a customer service representative.

IGOR's technicians will have an inoperative ITVM up and running within 30 minutes of arriving at the agent location and obtaining the keys from the appropriate person.

IGOR agrees that all IGOR technicians will carry pagers, two-way radios or phones for immediate notification of service needs.

IGOR agrees that all IGOR technicians will carry photo ID badges for proper identification.

IGOR agrees that all IGOR technicians will wear uniforms and present a professional image at all times.

IGOR agrees to store supplies and spare parts for the ITVM's and provide a full and complete inventory of same on the last working day of each month for the term of this Agreement..

IGOR agrees to represent IGOR, LEI and the Illinois Lottery in a professional, competent and efficient manner.

IGOR agrees to furnish one (1) bench technician plus space and utilities for the bench technician's operation should this option be requested in writing by LEI.

LEI agrees that all IGOR technicians will receive thorough training by LEI on both technical training as well as customer service training.

LEI shall be responsible for dispatch and service telephone costs, including the in-bound toll-free phone lines and the out bound call back line.

LEI agrees to furnish IGOR all the supplies for the ITVM's, including all cleaning materials.

LEI agrees to furnish IGOR with all the tools and equipment necessary to provide service and preventive maintenance on the ITVM's for all technicians and warehouse staff.

LEI agrees to furnish all the spare parts for the ITVM's and reimburse IGOR for the cost of shipping parts back to LEI.

LEI agrees to train IGOR's bench technician plus furnish all the tools, benches, equipment and parts necessary for the bench technician's operation if and when this option is exercised by LEI..

LEI agrees to furnish IGOR all of the training materials for the operation and service of the ITVM's.

These materials shall include, but are not limited to the following:

      o     Operating Manuals.
      o     Technician Manuals.
      o     Quick Reference Cards - Operator
      o     Quick Reference Cards - Technician
      o     Service forms.
      o     History cards.

LEI agrees to furnish IGOR with LEI technical support on a continuing basis.

LEI agrees to compensate IGOR as follows:

      Maintain ITVM's

      $26.50/month* per installed ITVM
      (based on Monday through Saturday service from 8:30 am, to 5:00 p.m.)

      $20.00/Month* per installed ITVM
      (based on Monday through Friday service from 8:30 a.m. to 5:00 p.m.)

      Dispatch and Agent Hotline

      $ 2/month* per installed ITVM
      (based on Monday through Friday service from 8:30 a.m. to 5:00 p.m.)

      Installation and removal charges
      $80/per ITVM for installation
      (not including installation or hooking up LEI Shadow or The Grabber -
      Sign)
      $60/per ITVM for removal

      Bench Technician Services-Optional
      $13/per hour x 40 hours per week plus an agreed upon amount per month for space required and prorated utility cost. This shall be at the written request of LEI if and when such technician is deemed necessary.

      Storage Space

      $ 5/per ITVM per month for storage of ITVM's over 30 days at IGOR warehouses.

      Additional services to be performed by IGOR can be negotiated and added to this agreement as needed.

*     per month or fraction thereof

      IGOR shall submit monthly invoices to LEI for services rendered by IGOR pursuant to this Agreement to an address designated by LEI. Payment for such invoices shall be due within ten (10) days of receipt by LEI. On all amounts not properly paid by LEI when due under each Schedule, interest shall accrue at the rate of one percent (1 %) per month or portion thereof (or the maximum rate allowable by law, if less) from the due dates thereof until received by IGOR, and shall be payable to IGOR without demand.

The term of this Agreement shall run concurrent to the term of the Contract between the Illinois Department of - The Lottery "Lottery" and LEI, "The Contract", attached as Exhibit "A", including any extensions and/or renewals. In the event of conflicting terms or conditions, the terms of the Contract shall control.

IGOR will abide by and comply with the laws of the State of Illinois and the rules and regulations of the Illinois Lottery.

LEI, the Lottery and the State of Illinois do not assume any liability or responsibility of any kind whatsoever resulting from this Agreement for the actions or failure to act by IGOR. It is further understood and agreed that all employee compensation, insurance, benefits and obligations of any type due to IGOR's employees, their heirs or assigns, shall be the sole responsibility of IGOR.

LEI and IGOR hereby agree that all terms and conditions of this Agreement are fully set forth herein and further agree that only those terms and conditions set forth herein, and the relevant terms and conditions set forth in "Contract" as set forth above and incorporated by reference shall constitute the final enforceable Agreement between these parties. No terms and conditions of this written Agreement can be varied or waived by any representations or promise on the part of any party hereto unless such modifications be in writing and mutually signed by the duly authorized agents of the parties hereto.

This Agreement shall only be terminated for the following reasons, and only with the agreement and approval of the Illinois Lottery;

o     Mutual agreement by both parties.
o     Termination of the Contract between the Lottery and LEI.
o     For Just Cause.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

       LOTTERY ENTERPRISES, INC.                  IGOR, THE WATCHDOG CORP.

       By: /s/ Robert Burr                        By: Mike Guthrie
          ---------------------------------          ---------------------------
       Robert Burr President/CEO                      Mike Guthrie, President

       Address: 9190 Activity Road                Address: 7650 Graphic Dr.
       San Diego, CA 92126                        Tinley Park, IL 60477

       Date: 7/15/94                              Fed Tax ID: 36-2964204


       Approved: State of Illinois Department of Lottery

       By:________________________

                        On-Point Technology Systems, Inc.
                                       and
                            IGOR, The Watchdog Corp.

                         Service Agreement - Amendment 2

This amendment to the Service Agreement dated July 15, 1994 and as amended is made between On-Point Technology Systems, Inc., (hereinafter referred to as "On-Point") and IGOR, The Watchdog Corp. (hereinafter referred to as "IGOR").

This amendment is made with respect to the additional services to be provided by IGOR pursuant to On-Point's amended agreement with the Illinois Lottery (hereinafter referred to as "Lottery"). The additional services to be provided by IGOR are i). the installation of new software EPROMS in the ITVMs to effect Y2K compliance, ii). the installation of new software EPROMS in the bill acceptors to effect the acceptance of new U.S. currency issued by the U.S. Treasury, and iii). all the other services required in accordance with the Service Agreement to all On-Point ITVMs which will be owned by the Lottery during the term of our Agreement.

Now, therefore, in consideration of the respective agreement of the parties hereto, IGOR agrees as follows:

1. IGOR will install into all On-Point ITVMs owned or leased by the Lottery new software EPROMs, provided by On-Point, to effect a software modification to upgrade the ITVMs to Y2K compliance. IGOR will track and maintain a list of all of the ITVMs by serial number showing those ITVMs that have been upgraded to Y2K compliance and those ITVMs that are still to be upgraded. This list will be forwarded to On-Point by the 15th day of each month. The upgrade program to all of the ITVMs will be completed no later than November 30, 1999. For any machines not upgraded by November 30, 1999, On-Point shall have the right to withhold all amounts that may be due to IGOR pursuant to the Service Agreement including any other rights or remedies available to On-Point, and deduct from any amounts due any penalties that the Lottery may assess for non-performance.

2. When requested by On-Point during the term of the Service Agreement IGOR will install the EPROMs, provided by On-Point, into the bill acceptors to effect the upgrade to permit the acceptance of new U.S. currency. IGOR will track and maintain a list of all of the ITVMs by serial number showing those ITVMs' whose bill acceptor has been upgraded together with the serial number of the bill acceptor that have been upgraded and those ITVMs that are still to be upgraded. Further, IGOR will provide a list by serial number of those bill acceptors held in spare parts inventory that have been upgraded and those that have not been upgraded. IGOR agrees that the upgrade to bill acceptors held in spare parts inventory will be upgraded

On-Point and IGOR Service Agreement
Amendment 2
Page 2 of 3

      in a separate process from bench repairs and as such the number of bench repairs normally invoiced to On-Point on a monthly basis will not increase due to the upgrade process. IGOR will provide these lists to On-Point by the 15th day of each month. IGOR will complete the upgrade program within ninety (90) days of written request by On-Point. For any Bill Acceptors not upgraded within the 90-day period, On-Point shall have the right to withhold all amounts that may be due to IGOR pursuant to the Service Agreement including any other rights or remedies available to On-Point, and deduct from any amounts due any penalties that the Lottery may assess for nonperformance.

3. IGOR will provide all of the services and upgrades required under the Service Agreement to all ITVMs that become the property of the Lottery pursuant to the Lottery's right to purchase the ITVMs upon termination of their respective leases.

4.    Compensation

      In consideration of the above services to be provided by IGOR, On-Point agrees to compensate IGOR by increasing the monthly service fee per ITVM by two dollars ($2.00). Therefore, effective July 1, 1999 the monthly service fee for all ITVMs owned or leased by the Lottery will be thirty-four dollars ($34.00).

      The parties agree that the following Schedule of Services and Fees will be effective from July 1, 1999:

      Service                                          Fee

      Preventive and Remedial Service
      Per Installed ITVM Monday through

      Friday 8:30AM to 5:00PM                      $34.00/Month

      Dispatch and Agent Hotline
      Per Installed ITVM Monday through
      Friday 8:30AM to 5:00PM                       $2.00/Month

      Installations and Removals
      Install ITVM 12-bin                               $150.00
      Install ITVM 4 or 8-bin                            $80.00

      Removal ITVM 12-bin                               $120.00
      Removal ITVM 4 or 8-bin                            $60.00

      Install ITVM 12-bin and Removal of
      4 or 8-bin from same location                     $190.00

On-Point and IGOR Service Agreement
Amendment 2
Page 3 of 3

      Change of Ownership

      Factory reset and initializes an existing
      ITVM at an agent location                          $34.00

This amendment was drafted with the joint participation of the parties and/or their legal council. Any ambiguity contained in this amendment shall not be construed against any party as the draftsman, but this amendment shall be construed in accordance with its fair meaning.

The effective date of this amendment shall commence on July 1, 1999.

All other terms and conditions of the original Service Agreement and amendments shall remain in force unless modified by this amendment.

IN WITNESS THEREOF, The parties hereto have caused the Amendment to be executed by their duly authorized representatives.


On-Point Technology Systems, Inc.          IGOR, The Watchdog Corp.,


By: /s/ Brian J. Roberts                   By: /s/ Mike Guthrie
   ------------------------------             ---------------------------
Name: Brian J. Roberts                     Name: Mike Guthrie
Title: Senior Vice President               Title: President

Date: 7/16/99                              Date: 7/27/99

Address:                                   Address:

1370 San Marcos Blvd., Suite 100           3461 Gatlin Drive
San Marcos, CA 92069                       Springfield, IL 62707


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